                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of VAALCO Energy, Inc. on Form S-8 of our report dated March 26, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of VAALCO Energy, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
----------------------------

DELOITTE & TOUCHE LLP
Houston, Texas
August 17, 2001